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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Latin America Corporation of our report dated March 2, 1998, except as to the restatement which is as of August 6, 1998, relating to the financial statements, which appears in FirstCom Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 19, 2000

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of AT&T Latin America Corporation of our report dated February 25, 2000 relating to the financial statements of AT&T Latin America Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
July 19, 2000